EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of International Paper Company on Form S-3 of our reports dated February 10, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of International Paper Company for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

New York, N.Y.
March 10, 2003